Exhibit 99.1

Michael Massey Named Interim Chief Executive Officer and Scott Olivet Becomes Non-Executive Chairman as Matthew Rubel Steps Down as Chairman, President and CEO of Collective Brands

TOPEKA, KS--(Marketwire - June 15, 2011) - Collective Brands, Inc. (NYSE: PSS) announced today that the Board of Directors and Matthew Rubel agreed that Mr. Rubel would resign as director, Chairman of the Board and an officer of the Company, effective immediately. Michael J. Massey has been named the interim Chief Executive Officer and D. Scott Olivet has been named the Company's Non-Executive Chairman.

Mr. Olivet, a member of the Collective Brands Board of Directors since 2006, is a 27-year veteran of the apparel, sports and retailing industry, having served as CEO of Oakley, Inc. and in senior positions at Nike, Inc. and The Gap Inc., participating in the growth and development of such iconic brands as Oakley, Converse, Cole Haan, Hurley, Bauer, Gap, Banana Republic and Old Navy. Mr. Massey has served in both corporate and operating roles during his 15 years at Collective Brands, including directing all aspects of the Company's successful international expansion and operations. He continues to lead the international growth and overall business development in addition to serving as the Company's Senior Vice President, General Counsel and Secretary.

The Compensation, Nominating and Governance Committee, chaired by Mylle Mangum, has commenced a search for a permanent replacement for Mr. Rubel as Chief Executive Officer. Mr. Massey has informed the Board that he does not wish to be a candidate for the position.

The Company has also added the Presidents and Chief Executive Officers of its three business units to its governing Executive Committee, effective immediately. LuAnn Via has been President and Chief Executive Officer of Payless ShoeSource since 2008, with more than 35 years of retailing experience, including senior positions at Charming Shoppes, Inc., Sears Roebuck and Co. and Saks Incorporated. Gregg S. Ribatt, President and Chief Executive Officer of the Company's Performance + Lifestyle Group, has been in his position since 2008 and brings extensive footwear experience from his tenure as President and Chief Executive Officer of Stuart Weitzman Holdings and 13 years at Bennett Footwear. Bruce T. Pettet has led the Collective Licensing business since its formation in 2003 and has 20 years of experience in the sporting and footwear industries, including serving as President and Chief Executive Officer of Brooks Sports.

Other members of the governing Executive Committee are Betty J. Click, Senior Vice President, Human Resources; Darrel J. Pavelka, Executive Vice President, Supply Chain; and Douglas J. Treff, Executive Vice President and Chief Administrative Officer. The Committee will report to Mr. Massey and Mr. Olivet.

"On behalf of the Board, I want to thank Matt for his efforts over his six years at the helm of Collective Brands, and the strong and positive role he played in building our businesses," said Robert C. Wheeler, the Company's Lead Director. "We look forward to building on that foundation and to a new Chief Executive Officer leading the Company toward the growth we see in our future."

"I am proud of our accomplishments at Collective Brands," said Mr. Rubel. "We have built a talented management team, improved our brand presence at Payless, expanded the Company globally and diversified into new consumer segments and channels with great brands like Sperry Top-Sider, Saucony, Keds and Stride Rite. I wish the Company and its employees all the best as I pursue a new chapter in my career." Mr. Rubel will remain available to assist the Board, as needed.

Mr. Olivet said, "With strong and experienced executives running each of our three operating businesses, excellent functional management and Michael's leadership, we have full confidence that we can improve our business performance. Our number one priority is to accelerate traffic and sales at Payless' U.S. operations by renewing our commitment to our core customer. Our historic positioning as the destination for fashionable footwear and accessories at unbeatable prices is particularly relevant in these tough economic times, and we will be more aggressive with this message to our current loyal customers as well as those consumers who have not shopped with us recently. We will also focus on maintaining the strong momentum of our Performance + Lifestyle Group, our Collective Licensing business, the Payless international business and our growing digital commerce business."

Mr. Massey said, "As I assume the role of interim CEO, one of my key initiatives is to provide LuAnn the resources and focus necessary to significantly advance our progress at Payless. With 480 million customer visits to our 4,400 stores in 2010, we know we have a uniquely powerful connection with our consumer and it is our intent to leverage that relationship to drive sales and profit growth. By rededicating ourselves to price and value leadership, introducing exciting new customer loyalty programs and improving our advertising spend and message to be more relevant and accessible, we are confident we can win back our core customer and drive improvements in traffic and sales. Many of our plans are already being implemented and we will be introducing new merchandising programs in the future. We will also continue to grow the great brands in our Performance + Lifestyle Group at an aggressive pace by expanding the channels of distribution and product lines within our iconic brands."

"I am especially grateful that I can rely upon Scott and other members of the Board during this interim period. This will enable our team to devote our full efforts to generating increased revenues and profits," continued Mr. Massey.

Mr. Massey joined the Company in 1996 from The May Department Stores Company, where he served as counsel from 1990 to 1996. He joined Payless ShoeSource, the predecessor company of Collective Brands, when it was spun off from The May Company, serving as the Company's Senior Counsel in 1996 and its Vice President and Group Counsel for Intellectual Property in 1998. He was promoted to Vice President of Contract Manufacturing and International Development in 2000, and since 2001, he has had various responsibilities including being responsible for the Company's international operations, leading its successful international expansion and overseeing the performance of these operations. He has served as Senior Vice President, General Counsel and Secretary since 2003. He is a graduate of Indiana University and Washington University School of Law.

Over his 27-year career, Mr. Olivet has amassed significant experience in retail, merchandising, marketing, finance, strategy, management and technology. He is Chief Executive Officer of Renegade Brands, LLC, and serves as Executive Chairman of RED Digital Cinema. Mr. Olivet served as Chief Executive Officer and Director of Oakley, Inc. (formerly NYSE: OO) from 2005 to 2009 and as Chairman of the Board from 2009 to 2011. From 2001 to 2005, Mr. Olivet served as Vice President, Nike Subsidiaries and New Business Development, responsible for Converse, Hurley, Cole Haan, Bauer Nike Hockey, and Starter brands. From 1998 to 2001, he served as Senior Vice President of Real Estate, Store Design, and Construction with Gap Inc. From 1984 to 1998, Mr. Olivet was with Bain & Company, serving as Partner and leader of the Worldwide Organizational and Change Management Practice from 1993 to 1998. He has served as a Director of Collective Brands, Inc., since 2006; a Director of RED Digital Cinema since 2006; a Trustee of Pomona College since 2009 and Vice-Chair of the Audit Committee since 2011; a Director of Pacific Council on International Policy since 2010; and a Director of Skullcandy, Inc. since June 2011. He is a graduate of Pomona College and the Stanford University Graduate School of Business.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "will be" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to: the impact of competition and pricing; changes in consumer preferences and spending patterns; general economic, business and social conditions in the countries where Collective Brands sources products, supplies or has or intends to open stores; changes in weather patterns; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas, and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, (e.g. yuan, Canadian dollar, euro); the ability to hire, train and retain associates; performance of other parties in strategic alliances; outcomes of intellectual property, employment litigation, and class actions; the ability to comply with local laws in foreign countries; our ability to maintain and upgrade information systems; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 29, 2011 in Part I, Item 1A, "Risk Factors" and our Form 10-Q for the quarter ended April 30, 2011. Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Dawn Dover/Micheline Tang
Kekst and Company
(212) 521-4800